EXHIBIT 23.1


                      CONSENT OF INDEPENDANT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Current Report on Form 8-K/A of Norfolk Southern Railway Company dated May 1, 1997 of our report dated January 21, 1997, except as to Note 2, which is as of March 7, 1997, on the consolidated financial statements of Conrail Inc. for the year ended December 31, 1996, appearing on page 6 of the Form 8-K/A of Norfolk Southern Corporation dated May 1, 1997.

          PRICE WATERHOUSE LLP
          Thirty South Seventeenth Street
          Philadelphia, PA  19103

          May 1, 1997